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                                           Exhibit 23.1



















               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (File No. 33-47552 and File No. 333-66035).













ARTHUR ANDERSEN LLP
New York, New York
March 23, 1999